UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Central Plains Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

July 20, 2026

Dear Fellow Stockholder:

We cordially invite you to attend the 2026 Annual Meeting of Stockholders of Central Plains Bancshares, Inc. The Annual Meeting will be held at the branch office of Home Federal Savings and Loan Association of Grand Island located at 3311 W Stolley Park Road, Grand Island, Nebraska on August 25, 2026, at 3:00 p.m., local time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. Also enclosed for your review is our Annual Report for the year ended March 31, 2026, which contains information concerning our activities and operating performance. Our directors and officers, as well as a representative of our independent registered public accounting firm, will be available to respond to any questions that stockholders may have.

The business to be conducted at the annual meeting consists of the election of directors, the ratification of the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for the year ending March 31, 2027, and a stockholder proposal, if properly presented at the annual meeting. The Board of Directors recommends a vote “FOR” the election of the directors named in this Proxy Statement and the ratification of the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for the year ending March 31, 2027. The Board of Directors makes no recommendation with respect to the stockholder proposal.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed WHITE proxy card as soon as possible, even if you currently plan to attend the annual meeting. You may also authorize your proxy by internet, telephone or mobile device as indicated on the WHITE proxy card. This will not prevent you from voting during the meeting, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Our Proxy Statement and the 2026 Annual Report are available at: www.fcrvote.com/CPBI.

Sincerely,

Steven D. Kunzman Chairman of the Board

Central Plains Bancshares, Inc.

221 South Locust Street

Grand Island, Nebraska 68801

(308) 382-4000

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 25, 2026

Notice is hereby given that the 2026 Annual Meeting of Stockholders of Central Plains Bancshares, Inc. will be held at the branch office of Home Federal Savings and Loan Association of Grand Island located at 3311 W Stolley Park Road, Grand Island, Nebraska on August 25, 2026, at 3:00 p.m., local time.

A Proxy Statement and WHITE Proxy Card for the annual meeting are enclosed. The annual meeting is for the purpose of considering and acting upon:

1.	the election of three directors;

2.	the ratification of the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for the year ending March 31, 2027;

3.	a stockholder proposal, if properly presented at the annual meeting; and

such other matters as may properly come before the annual meeting, or any postponements or adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on the date or dates to which the annual meeting may be postponed or adjourned. Stockholders of record at the close of business on July 10, 2026 are the stockholders entitled to vote at the annual meeting, and any postponements or adjournments thereof.

EACH STOCKHOLDER IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. A STOCKHOLDER MAY ALSO AUTHORIZE A PROXY BY INTERNET, TELEPHONE OR MOBILE DEVICE AS INDICATED ON THE WHITE PROXY CARD. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF CENTRAL PLAINS BANCSHARES, INC. A WRITTEN REVOCATION OR A DULY EXECUTED WHITE PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING. ATTENDANCE AT THE ANNUAL MEETING WILL NOT IN ITSELF CONSTITUTE REVOCATION OF YOUR PROXY.

By Order of the Board of Directors

Lisa A. Harris Corporate Secretary

Grand Island, Nebraska

July 20, 2026

IMPORTANT: THE PROMPT RETURN OF WHITE PROXY CARDS WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR WHITE PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND CENTRAL PLAINS BANCSHARES, INC.’S ANNUAL REPORT FOR THE YEAR ENDED MARCH 31, 2026 ARE EACH AVAILABLE ON THE INTERNET AT WWW.FCRVOTE.COM/CPBI.

PROXY STATEMENT

Central Plains Bancshares, Inc.

221 South Locust Street

Grand Island, Nebraska 68801

(308) 382-4000

ANNUAL MEETING OF STOCKHOLDERS

August 25, 2026

This Proxy Statement is furnished in connection with the solicitation of WHITE proxies on behalf of the Board of Directors of Central Plains Bancshares, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders, which will be held the branch office of Home Federal Savings and Loan Association of Grand Island located at 3311 W Stolley Park Road, Grand Island, Nebraska on August 25, 2026, at 3:00 p.m., local time. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about July 27, 2026.

REVOCATION OF PROXIES AND ATTENDING THE MEETING

Stockholders who execute WHITE proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such WHITE proxies will be voted at the annual meeting and all postponements or adjournments thereof. WHITE proxies solicited on behalf of the Board of Directors of Central Plains Bancshares, Inc. will be voted in accordance with the directions given thereon. Please sign and return your WHITE proxy card in the postage paid envelope provided. Where no instructions are indicated on the WHITE proxy card, signed proxies will be voted “FOR” the election of the nominees for director named herein, “FOR” the ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for the year ending March 31, 2027 and “ABSTAIN” with respect to the stockholder proposal concerning the repurchase by Central Plains Bancshares, Inc. of shares of its common stock.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Central Plains Bancshares, Inc. at the address shown above, by filing a duly executed WHITE proxy bearing a later date, by following the internet, telephone or mobile instructions on the enclosed WHITE proxy card, or by voting in person at the annual meeting. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to attend and vote in person at the annual meeting.

If you have any questions about voting your WHITE proxy card or require other assistance, please call Laurel Hill Advisory Group, LLC, which is soliciting proxies on behalf of Central Plains Bancshares, Inc. Banks and brokers can call (516) 933-3100, while all others can call (888) 742-1305, toll-free.

SOLICITATION OF WHITE PROXIES; EXPENSES

We will pay the cost of the solicitation of WHITE proxies. Our directors, executive officers and other employees may solicit WHITE proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors, executive officers or employees for such services. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. We have retained Laurel Hill Advisory Group, LLC to assist us in soliciting WHITE proxies, and we have agreed to pay Laurel Hill Advisory Group, LLC a fee of $7,000 plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Except as otherwise noted below, holders of record of shares of Central Plains Bancshares, Inc.’s common stock, par value $0.01 per share, as of the close of business on July 10, 2026 are entitled to one vote for each share then held. As of July 10, 2026, there were 4,178,646 shares of common stock issued and outstanding.

Central Plains Bancshares, Inc.’s Articles of Incorporation provide that, subject to certain exceptions, record owners of the Company’s common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the then outstanding shares of the Company’s common stock are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Principal Holders

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of July 10, 2026, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers is 221 South Locust Street, Grand Island, Nebraska 68801.

	Shares of Common Stock Beneficially Owned as of the Record Date (1)	Percent of Shares of Common Stock Outstanding (2)
Persons Owning Greater than 5%
Delaware Charter Guarantee & Trust Company dba Principal Trust Company as Directed Trustee for the Home Federal Savings and Loan Association of Grand Island Employee Stock Ownership Plan and the Home Federal-Grand Island 401(k) Retirement Plan 1013 Centre Road, Suite 300 Wilmington Delaware 19805-1265	391,459	9.37%
Stilwell Activist Fund, L.P. Stilwell Activist Investments, L.P. Stilwell Partners, L.P. Stilwell Value LLC Joseph Stilwell 111 Broadway, 12th Floor New York, New York 10006	406,874	9.74%

Directors
Dannel R. Garness	12,000(3)	*
Steven D. Kunzman	67,972(4)	1.62%
Daniel D. Naranjo	27,892(5)	*
William D. Oltean	47,392(6)	1.13%
Russell R. Rerucha	42,392(7)	1.01%
Tamara L. Slater	14,392(6)	*
Steven G. Schneider	37,392(6)	*
Joseph P. Stump	62,392(8)	1.49%
Francis E. Younes	—	—

Executive Officers who are not Directors
Kurt A. Haecker	48,423(9)	1.16%
Lisa A. Harris	35,970(10)	*
Kenneth Wiemers	14,752(11)	*
Bradley M. Kool	15,134(12)	*
All directors and executive officers as a group (13 persons)	426,102	10.06%

*	Less than 1%.
(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Central Plains Bancshares, Inc. common stock if he has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from July 10, 2026. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Central Plains Bancshares, Inc. common stock.

(2)	Based on a total of 4,178,646 shares of common stock outstanding as of July 10, 2026.
(3)	Includes 7,200 shares of unvested restricted stock and 3,000 stock options that are exercisable within 60 days of July 10, 2026.
(4)

Includes 7,500 shares held in an individual retirement account, 7,500 shares of common stock held by Mr. Kunzman’s spouse, 2,973 shares held by the employee stock ownership plan, 20,000 shares of unvested restricted stock and 10,000 stock options that are exercisable within 60 days of July 10, 2026.

(5)	Includes 500 shares held by Mr. Naranjo’s child, 6,609 shares of unvested restricted stock and 4,131 stock options that are exercisable within 60 days of July 10, 2026.
(6)	Includes 6,609 shares of unvested restricted stock and 4,131 stock options that are exercisable within 60 days of July 10, 2026.
(7)	Includes 30,000 shares held in a trust, 6,609 shares of unvested restricted stock and 4,131 stock options that are exercisable within 60 days of July 10, 2026.
(8)

Includes 2,500 shares held in an individual retirement account, 20,000 shares of common stock held by Mr. Stump’s spouse, 6,609 shares of unvested restricted stock and 4,131 stock options that are exercisable within 60 days of July 10, 2026.

(9)

Includes 9,500 shares held in an individual retirement account, 2,500 shares held in the Home Federal-Grand Island 401(k) Retirement Plan (the “401(k) Plan), 2,423 shares held by the employee stock ownership plan, 14,000 shares of unvested restricted stock and 6,000 stock options that are exercisable within 60 days of July 10, 2026.

(10)

Includes 8,000 shares held in the 401(k) Plan, 250 shares held as custodian, 1,970 shares held by the employee stock ownership plan, 14,000 shares of unvested restricted stock, and 6,000 stock options that are exercisable within 60 days of July 10, 2026.

(11)	Includes 7,200 shares of unvested restricted stock, 752 shares held by the employee stock ownership plan and 4,000 stock options that are exercisable within 60 days of July 10, 2026.
(12)	Includes 7,200 shares of unvested restricted stock, 934 shares held by the employee stock ownership plan and 4,000 stock options that are exercisable within 60 days of July 10, 2026.

Quorum

The presence in person or by proxy of holders of a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

Votes Required

As to the election of directors, the WHITE proxy card being provided by the Board of Directors enables a stockholder: (i) to vote FOR ALL nominees proposed by the Board; (ii) to WITHHOLD for ALL nominees; or (iii) to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

As to the ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for the year ending March 31, 2027, by checking the appropriate box on the WHITE proxy card, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on the matter. The ratification of this matter shall be determined by a majority of the votes cast on the matter. Broker non-votes and abstentions will not affect the outcome of the vote.

As to the approval of the stockholder proposal, if properly presented at the annual meeting, by checking the appropriate box on the WHITE proxy card, a stockholder may: (i) vote FOR the matter; (ii) vote AGAINST the matter; or (iii) ABSTAIN from voting on the matter. The approval of this matter shall be determined by a majority of the votes cast on the matter. Broker non-votes and abstentions will not affect the outcome of the vote.

Participants in the Home Federal Savings and Loan Association of Grand Island Employee Stock Ownership Plan

If you participate in the Home Federal Savings and Loan Association of Grand Island (the “ESOP”), or of you hold shares of our common stock through the Home Federal-Grand Island 401(k) Retirement Plan (the “401(k) Plan”), you will receive a WHITE Vote Authorization Form for the applicable plan that reflects all of the shares you may direct the trustees to vote on your behalf. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the proportionate interest of shares of our common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of our common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to a determination that such vote is in the best interest of ESOP participants. Under the terms of the 401(k) Plan, a participant is entitled to provide voting instructions for all shares credited to his or her 401(k) Plan account. Shares for which no voting instructions are given or for which instructions were not timely received will be voted in the same proportion as shares for which voting instructions were received. The deadline for returning a WHITE Vote Authorization Form is August 18, 2026 at 11:59 p.m. Eastern time. The internet, telephone and mobile voting deadline is also 11:59 p.m. Eastern time on August 18, 2026.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is comprised of nine members. Our Bylaws provide that directors are divided into three classes as nearly equal in number as possible, with one class of directors elected annually. Three directors have been nominated for election at the annual meeting to serve until the 2029 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. The Board of Directors has nominated Steven D. Kunzman, Daniel D. Naranjo and Francis E. Younes to serve as directors until the 2029 annual meeting of stockholders. Each nominee is currently a director of Central Plains Bancshares, Inc. Mr. Younes was recommended for appointment to the Board of Directors by a stockholder of Central Plains Bancshares, Inc.

The following sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. It is intended that the WHITE proxies solicited on behalf of the Board of Directors (other than WHITE proxies in which the vote is withheld as to any nominee) will be voted at the annual meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such WHITE proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected. Age information is as of March 31, 2026, and term as a director includes service with Home Federal Savings.

With respect to directors and nominees, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director. Each director of Central Plains Bancshares, Inc. is also a director of Home Federal Savings.

Directors

The nominees for director are:

Steven D. Kunzman served as Home Federal Savings’ President and Chief Executive Officer from 2015 until the hiring of Dannel Garness as President and Chief Executive Officer, and continues to serve as Chairman of the Board, a position he has held since 2017. Mr. Kunzman was employed by Home Federal Savings for over 35 years. Mr. Kunzman’s direct experience in managing operations and employees provides the Board of Directors with insight into operations as well as corporate strategy. Age 66. Director since 2010.

Daniel D. Naranjo is the Owner and Funeral Director of All Faiths Funeral Home, which he founded in 2000. Mr. Naranjo’s experience as a small business owner gives us extensive insight into the customers who live in our market areas and economic developments affecting the communities in which we operate, as well as the challenges facing small businesses in our market area. Age 63. Director since 2010.

Frances E. Younes is a Founding Partner of High & Younes, LLC, a full-service law firm based in Nebraska, which he co-founded in 2012, where he represents businesses, executives, and individuals in corporate, transactional, personal injury, and litigation matters. Mr. Younes also operates several real estate investment companies, including FTY Holdings, LLC, which he owns and founded in November 2021, HY Buildings, LLC, which he co-owns and co-founded in 2015, and Younes Holdings, LLC, which he co-owns and founded in 2013, as well as a home construction company, Nebraska Dream Hold Builders, LLC, which he co-owns and co-founded in March 2024. From 2019 to 2023, Mr. Younes served as a member of the Nebraska Supreme Court Judicial Nominating Commission, Fourth Judicial District, where he was appointed for a term to evaluate, interview, and recommend candidates for judicial appointment within the Fourth Judicial District of Nebraska. Mr. Younes also previously served as an Associate Attorney at Engles, Ketcham, Olson & Keith, P.C., a civil litigation law firm based in Nebraska, from 2011 to 2012, where he practiced civil litigation and corporate defense, representing businesses and insurers in state and federal court. Mr. Younes began his legal career as a Senior Certified Law Clerk at Sodoro, Daly & Sodoro. Mr. Younes’ experience gives him extensive insight into legal, regulatory and corporate matters and governance expertise. Age 40. Director since 2026.

The following directors have terms ending following the fiscal year ending March 31, 2027:

Russell R. Rerucha was the Chief Executive Officer, President and Chairman of the Board of Green Line Equipment, Inc., a group of John Deere dealerships, from 2001 until it merged with two other dealerships in 2020 to form AKRS Equipment Solutions, Inc. Mr. Rerucha has served as the Chairman of the Board of AKRS Equipment Solutions since its formation. Mr. Rerucha’s experience gives him extensive insight into the businesses operating in our market areas as well as with respect to mergers and acquisitions. Age 65. Director since 2021.

Steven G. Schneider is a General Surgeon in Grand Island, Nebraska. Dr. Schneider has over 29 years of experience in the medical field. Dr. Schneider was owner and operator of the Surgery Group in Grand Island until his company joined the surgical team at Bryan Health of Nebraska in 2021. Dr. Schneider’s experience gives him extensive insight in our Grand Island community, as well as with medical professionals throughout the Grand Island community and surrounding communities. Age 59. Director since 2024.

Joseph P. Stump is a partner with AMGL, P.C., which provides wealth management, tax, accounting, and business consulting services, where he has worked since 2007. Mr. Stump is a Certified Public Accountant in the state of Nebraska. He is also a Personal Financial Specialist, Certified Valuation Analyst and a Certified Governmental Finance Manager. Mr. Stump’s experience as a small business owner gives him extensive insight into the businesses operating in our market areas. His work experience also qualifies him to be a member of the Audit Committee as an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission. Age 41. Director since 2022.

The following directors have terms ending following the fiscal year ending March 31, 2028:

Dannel R. Garness was appointed President and Chief Executive Officer of Central Plains Bancshares, Inc. and Home Federal Savings, effective May 20, 2025. Mr. Garness has over 25 years’ banking experience, including serving as Executive Vice President and Chief Lending Officer of Field & Main Bank, headquartered in Henderson, Kentucky, where he started working in 2016, and Senior Vice President/Commercial Lending Officer of First Security Bank, headquartered in Evansville, Indiana, beginning in 2010. Age 53. Director since 2026

William D. Oltean is retired, having owned and served in various executive capacities, including President and Chief Executive Officer, of Heartland Ag, Inc., an agricultural equipment distributor. Mr. Oltean previously served in various capacities from 1994 to 2010 with companies that, through a series of mergers, merged into Verizon Wireless. Mr. Oltean is a Certified Public Accountant (Inactive Registrant) in the state of Nebraska. Mr. Oltean’s experience as a business owner of an agricultural company gives him extensive insight into the agricultural customers in our market areas. His work experience also qualifies him to be a member of the Audit Committee as an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission. Age 62. Director since 2018.

Tamara L. Slater is retired, having served as the Chief Executive Officer of Goodwill Industries of Greater Nebraska, Inc. for over 12 years, and previously served as Vice President of Organizational Development & Administrative Services for Chief Automotive Systems, a Dover Company, for over 20 years. Ms. Slater provides the Board of Directors with extensive budget and accounting experience, as well as with respect to human resources matters, and her leadership overseeing hundreds of employees throughout her career provides direct insight into organizational matters. Age 65. Director since 2019.

Executive Officers Who are Not Directors

Kurt A. Haecker serves as our Executive Vice President and has been our Chief Lending Officer since 2015, having joined Home Federal Savings in 2007. Mr. Haecker has more than 35 years banking experience, previously serving in numerous lending and leadership roles with a regional bank that merged into a national institution. Age 63.

Lisa A. Harris serves as our Executive Vice President and has been our Chief Operating Officer since 2001, having joined Home Federal Savings in 1980. Age 64.

Kenneth Wiemers serves as our Executive Vice President and Chief Sales Officer, having joined Home Federal Savings in September 2023. Mr. Wiemers has over 27 years of banking experience, holding prior positions of Chief Operating Officer, Chief Credit Officer, and more recently, President and Chief Executive Officer of a $300 million community bank. Mr. Wiemers is also a former bank examiner with the FDIC. Age 55.

Bradley M. Kool serves as our Executive Vice President and Chief Financial Officer, having joined Homes Federal in March 2023. Mr. Kool has more than 20 years of financial leadership, accounting, and executive management experience. Prior to joining Home Federal, he served as Chief Executive Officer of Butte Electric Cooperative, Inc. from 2022 to 2023 and as Chief Financial Officer of Southern Public Power District from 2014 to 2022. Age 48.

Board Independence

The Board of Directors has determined that each of our directors, with the exception of Chairman of the Board Steven D. Kunzman and President and Chief Executive Officer Dannel R. Garness, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Kunzman is not independent because he served as one of our executive officers in the past three years, and Mr. Garness is not independent because he currently serves as one of our executive officers. In determining the independence of our directors, the Board of Directors considered relationships between Home Federal Savings and our directors that are not required to be reported under “—Transactions With Certain Related Persons,” below, consisting of commercial loans to Dr. Schneider, a mortgage loan to Mr. Stump and deposit accounts that our directors maintain at Home Federal Savings.

Board Leadership Structure and Risk Oversight

The Board of Directors currently separates the position of Chairman of the Board with the position of Chief Executive Officer, but may combine these positions in the future as it has done in the past. To further assure effective independent oversight, the Board of Directors has adopted a number of governance practices, including:

•	a majority independent Board of Directors;

•	periodic meetings of the independent directors; and

•	annual performance evaluations of the President and Chief Executive Officer by the independent directors.

The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.

The Board of Directors is actively involved in oversight of risks that could affect Central Plains Bancshares, Inc. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors also satisfies this responsibility through reports by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within Central Plains Bancshares, Inc. Risks relating to the direct operations of Home Federal Savings are further overseen by the Board of Directors of Home Federal Savings, all of whom are the same individuals who serve on the Board of Directors of Central Plains Bancshares, Inc. The Board of Directors of Home Federal Savings also has additional committees that conduct risk oversight. All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of Central Plains Bancshares, Inc. and Home Federal Savings such as lending, risk management, asset/liability management, investment management and others.

References to our Website Address

Our website address is www.homefederalne.bank. References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Delinquent Section 16(a) Reports

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended March 31, 2026, President and Chief Executive Officer Dannel Garness filed a late Form 3 and a late Form 4 to report an award of equity securities, and we believe that no other executive officer, director or 10% beneficial owner of shares of our common stock failed to file ownership reports on a timely basis.

Code of Ethics for Senior Officers

Central Plains Bancshares, Inc. has adopted a Code of Ethics for Senior Officers that applies to Central Plains Bancshares, Inc.’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics for Senior Officers is available on our website at www.homefederalne.bank and can be accessed by clicking “About Us—Investor Relations” and then “Governance—Governance Documents.” Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.

Attendance at Annual Meetings of Stockholders

Central Plains Bancshares, Inc. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. All but one of our then-existing directors attended the 2025 annual meeting of stockholders.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Central Plains Bancshares, Inc., 221 South Locust Street, Grand Island, Nebraska 68801, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about Central Plains Bancshares, Inc. or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.

Insider Trading Policies and Procedures

The Board of Directors has adopted an Insider Trading Policy, which governs the purchase, sale, and/or other dispositions of our securities by directors, officers and employees, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to Central Plains Bancshares, Inc.

Employee, Officer and Director Hedging

We have not adopted a policy regarding the ability of employees, officers, and directors to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

Meetings and Committees of the Board of Directors

The business of Central Plains Bancshares, Inc. is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the Nasdaq Stock Market) meet in executive sessions. The standing committees of the Board of Directors of Central Plains Bancshares, Inc. are the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee. Each of these committees operates under a written charter, which is available on our website at www.homefederalne.bank and can be accessed by clicking “About Us—Investor Relations” and then “Governance—Governance Documents.”

The Board of Directors of Central Plains Bancshares, Inc. held 11 regular meetings and no special meetings during the year ended March 31, 2026. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).

Audit Committee. The Audit Committee is comprised of Directors Oltean, Slater and Stump, each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing standards. Director Stump serves as chair of the Audit Committee. The Board of Directors has determined that each of Directors Oltean and Stump qualifies as an “audit committee financial expert” as such term is defined by the rules and regulations of the Securities and Exchange Commission

As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of Central Plains Bancshares, Inc. and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee met four times during the year ended March 31, 2026.

Compensation Committee. The Compensation Committee is comprised of Directors Naranjo, Oltean, Rerucha and Schneider. Director Rerucha serves as chair of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of Central Plains Bancshares, Inc. or Home Federal Savings. The Compensation Committee met two times during the year ended March 31, 2026.

With regard to compensation matters, the Compensation Committee’s primary purposes are to discharge the Board’s responsibilities relating to the compensation of the Chief Executive Officer and other executive officers, to oversee Central Plains Bancshares, Inc.’s compensation and incentive plans, policies and programs, and to oversee Central Plains Bancshares, Inc.’s management development and succession plans for executive officers. Central Plains Bancshares, Inc.’s Chief Executive Officer will not be present during any committee deliberations or voting with respect to his or her compensation. The Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate.

During the year ended March 31, 2026, the Compensation Committee did not utilize the assistance of a compensation consultant.

The Compensation Committee charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that encourages the achievement of long-range objectives and builds long-term value for our stockholders.

The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of Central Plains Bancshares, Inc. and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of independent directors who are not up for re-election, and is comprised of Directors Oltean, Rerucha, Slater and Stump. Director Slater serves as chair of the Nominating and Corporate Committee. The Nominating and Corporate Governance Committee met once during the year ended March 31, 2026.

As more fully described in its charter, the Nominating and Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees, in developing, recommending and overseeing a process to assess Board effectiveness and in developing and recommending the Company’s corporate governance guidelines. The Nominating and Corporate Governance Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of stockholders.

Nominating and Corporate Governance Committee Procedures

It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors to consider director candidates recommended by stockholders who appear to be qualified to serve on the Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Diversity Considerations. The Board of Directors does not have a formal policy or specific guidelines regarding diversity among board members. However, the Board of Directors seeks members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community bank, the Board of Directors also seeks directors who can continue to strengthen Home Federal Savings’ position in its community and can assist Home Federal Savings with business development through business and other community contacts.

Process for Identifying and Evaluating Nominees; Director Qualifications. The Board of Directors considers the following criteria in evaluating and selecting candidates for nomination:

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Contribution to Board – Central Plains Bancshares, Inc. endeavors to maintain a Board of Directors that possesses a wide range of abilities. Thus, the Board of Directors will assess the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors. The Board of Directors will also take into consideration the number of public company boards of directors, other than Central Plains Bancshares, Inc.’s, and committees thereof, on which the candidate serves. The Board of Directors will consider carefully the time commitments of any candidate who would concurrently serve on the boards of directors of more than two public companies other than Central Plains Bancshares, Inc., it being the policy of Central Plains Bancshares, Inc. to limit public company directorships to two companies other than Central Plains Bancshares, Inc.

•

Experience – Central Plains Bancshares, Inc. is the holding company for an insured depository institution. Because of the complex and heavily regulated nature of Central Plains Bancshares, Inc.’s business, the Board of Directors will consider a candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand fundamental financial statements, as well as real estate and legal experience.

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Familiarity with and Participation in Local Community – Central Plains Bancshares, Inc. is a community-orientated organization that serves the needs of local consumers and businesses. In connection with the local character of Central Plains Bancshares, Inc.’s business, the Board of Directors will consider a candidate’s familiarity with Central Plains Bancshares, Inc.’s market area (or a portion thereof), including without limitation the candidate’s contacts with and knowledge of local businesses operating in Central Plains Bancshares, Inc.’s market area, knowledge of the local real estate markets and real estate professionals, experience with local governments and agencies and political activities, and participation in local business, civic, charitable or religious organizations.

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Integrity – Due to the nature of the financial services provided by Central Plains Bancshares, Inc. and its subsidiaries, Central Plains Bancshares, Inc. is in a special position of trust with respect to its customers. Accordingly, the integrity of the Board of Directors is of utmost importance to developing and maintaining customer relationships. In connection with upholding that trust, the Board of Directors will consider a candidate’s personal and professional integrity, honesty and reputation, including, without limitation, whether a candidate or any entity controlled by the candidate is or has in the past been subject to any regulatory orders, involved in any regulatory or legal action, or been accused or convicted of a violation of law, even if such issue would not result in disqualification for service under Central Plains Bancshares, Inc.’s Bylaws.

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Stockholder Interests and Dedication – A basic responsibility of directors is the exercise of their business judgment to act in what they reasonably believe to be in the best long-term interests of Central Plains Bancshares, Inc. and its stockholders. In connection with such obligation, the Board of Directors will consider a candidate’s ability to represent the best long-term interests of Central Plains Bancshares, Inc. and its stockholders, including past service with Central Plains Bancshares, Inc. or Home Federal Savings and contributions to their operations, the candidate’s experience or involvement with other local financial services companies, the potential for conflicts of interests with the candidate’s other pursuits, and the candidate’s ability to devote sufficient time and energy to diligently perform his or her duties, including the candidate’s ability to personally attend board and committee meetings.

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Independence – The Board of Directors will consider the absence or presence of material relationships between a candidate and Central Plains Bancshares, Inc. (including those set forth in applicable listing standards) that might impact objectivity and independence of thought and judgment. In addition, the Board of Directors will consider the candidate’s ability to serve on any Board committees that are subject to additional regulatory requirements (e.g. Securities and Exchange Commission regulations and applicable listing standards). If Central Plains Bancshares, Inc. should adopt independence standards other than those set forth in the Nasdaq Stock Market listing standards, the Board of Directors will consider the candidate’s potential independence under such other standards.

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Gender and Ethnic Diversity – Central Plains Bancshares, Inc. understands the importance and value of gender and ethnic diversity on a Board of Directors and will consider highly qualified women and individuals from minority groups to include in the pool from which candidates are chosen.

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Additional Factors – The Board of Directors will also consider any other factors it deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of Central Plains Bancshares, Inc.’s stockholders, employees, customers and communities. The Board of Directors also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Central Plains Bancshares, Inc.’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

During the year ended March 31, 2026, the Nominating and Corporate Governance Committee did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

Recommendations by Stockholders. The Board of Directors may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 221 South Locust Street, Grand Island, Nebraska 68801. The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Board of Directors. Stockholders who wish to recommend a nominee must write to Central Plains Bancshares, Inc.’s Corporate Secretary and such communication must include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Board of Directors;

•	The name and address of the stockholder as they appear on Central Plains Bancshares, Inc.’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class or series and number of shares of Central Plains Bancshares, Inc.’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

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A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

•	The name, age, personal and business address of the candidate and the principal occupation or employment of the candidate;

•	The candidate’s written consent to serve as a director;

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A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on Central Plains Bancshares, Inc.’s Board of Directors; and

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Such other information regarding the candidate or the stockholder as would be required to be included in Central Plains Bancshares, Inc.’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A.

To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders. If (i) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Corporate Secretary of Central Plains Bancshares, Inc. no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the Securities and Exchange Commission, or on a website maintained by Central Plains Bancshares, Inc.) of the date of the annual meeting is first made.

Submissions that are received and that satisfy the above requirements are forwarded to the Board of Directors for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

There is a difference between the recommendations of nominees by stockholders pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of Central Plains Bancshares, Inc. See “Stockholder Proposals and Nominations.”

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management our audited consolidated financial statements for the year ended March 31, 2026.

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We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing Standard.

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We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2026 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Central Plains Bancshares, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

William D. Oltean

Joseph P. Stump (Chairman)

Tamara L. Slater

Transactions With Certain Related Persons

Since April 1, 2023, except for loans to directors and executive officers made in the ordinary course of business that were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Home Federal Savings and for which management believes neither involve more than the normal risk of collection nor present other unfavorable features, we and our subsidiary have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors or executive officers have a direct or indirect material interest.

Pursuant to our Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $25,000 with our directors, executive officers, and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved. Additionally, pursuant to our Code of Business Conduct and Ethics, all of our executive officers and directors must disclose any personal or financial interest in any matter that comes before Central Plains Bancshares, Inc.

Executive Compensation

The following table sets forth for the years ended March 31, 2026 and 2025, information with respect to the two individuals who served as our principal executive officer for those years and the two most highly compensated executive officers (other than the principal executive officers) whose total compensation exceeded $100,000 for the year ended March 31, 2026. These individuals are sometimes referred to as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)($)	Stock Options (2)($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (3)($)	Total ($)
Dannel R. Garness	2026	225,454	1,700	131,490	87,897	93,834	3,394	543,769
President and Chief Executive Officer				—	—
Steven D. Kunzman	2026	183,421	6,798	—	—	73,222	36,440	299,881
Chairman of the Board of Directors, Former President and Chief Executive Officer	2025	241,502	1,871	369,750	290,189	118,644	36,845	1,058,801
Kurt A. Haecker	2026	195,553	1,798	—	—	92,693	14,275	304,319
Executive Vice President and Chief Lending Officer	2025	186,880	1,871	258,825	174,113	92,279	13,583	727,551
Kenneth Wiemers	2026	173,580	2,687	—	—	83,170	12,718	272,156
Executive Vice President and Chief Sales Officer	2025	166,523	8,246	133,110	116,076	83,491	—	507,446

(1)

Reflects the aggregate grant date fair value of restricted stock grated during the applicable year. The assumptions used in the valuation of these awards are included in Note 17 to our audited financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2026, as filed with the Securities and Exchange Commission.

(2)

Reflects the aggregate grant date fair value of option awards granted during the applicable year. The value is the amount recognized for financial statement reporting purposes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in the valuation of these awards are included in Note 17 to our audited financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2026, as filed with the Securities and Exchange Commission.

(3)	The compensation represented by the amounts for 2026 set forth in the “All Other Compensation” column for the named executive officers is as follows:

Name	Automobile Allowance	Employee Stock Ownership Plan	Director Fees	Total All Other Compensation
Dannel R. Garness	$3,394	—	—	$3,394
Steven D. Kunzman	$4,990	$17,200	$14,250	$36,440
Kurt A. Haecker	—	$14,275	—	$14,275
Kenneth Wiemers	—	$12,718	—	$12,718

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information with respect to outstanding equity awards as of March 31, 2026 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1)($)
Dannel R. Garness	—	15,000	14.61	5/27/2035	9,000	153,990
Steven D. Kunzman	10,000	40,000	14.79	1/10/2035	20,000	342,200
Kurt A. Haecker	6,000	24,000	14.79	1/10/2035	14,000	239,540
Kenneth Wiemers	4,000	16,000	14.79	1/10/2035	7,200	123,192

(1)	Based on a closing price of Central Plains Bancshares, Inc.’s common stock of $17.11 as of March 31, 2026.

Employment Agreements. Home Federal Savings has entered into an employment agreement with Dannel R. Garness, President and Chief Executive Officer. The employment agreement has an initial term of three years. Commencing on the first anniversary of the date of the employment agreement and continuing each anniversary thereafter, the term of the agreement will extend for an additional year, so that the term again becomes three years. However, at least 30 days before the anniversary date of the agreement, the disinterested members of the Board of Directors must conduct a comprehensive performance evaluation of Mr. Garness and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the Board of Directors determines not to extend the term, it must notify Mr. Garness before the applicable anniversary date and the term of the agreement will expire at the end of the current term. If a change in control occurs during the term of the employment agreement, the term of the agreement will automatically renew for two years from the effective date of the change in control.

Mr. Garness’ base salary under the employment agreement was $270,300 as of March 31, 2026. The Board of Directors will review Mr. Garness’ base salary at least annually and the base salary may be increased, but not decreased. In addition to receiving a base salary, Mr. Garness will participate in any bonus programs and benefit plans made available to senior management employees. Home Federal Savings will also reimburse Mr. Garness for all reasonable business expenses incurred in performing his duties, as well for a membership of a local country club. Home Federal Savings will also provide Mr. Garness with the use of a bank-owned automobile.

In the event Mr. Garness voluntarily terminates employment without “good reason,” he will be entitled to receive the sum of his (i) unpaid salary, (ii) unpaid expense reimbursements, (iii) unused accrued paid time off and (iv) earned but unpaid incentive compensation (i.e., the “Accrued Obligations”).

In the event Mr. Garness’ employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event other than in connection with a change in control, he will receive a severance payment, paid in a lump sum, equal to the Accrued Obligations plus the base salary and bonuses (based on the highest annual bonus earned during the three most recent calendar years before his date of termination) he would have received during the remaining term of the employment agreement. In addition, if Mr. Garness elects Consolidated Omnibus Budget Reconciliation Act (“COBRA”) coverage, he will be reimbursed for his monthly COBRA premium payments for up to 18 months.

In the event Mr. Garness’ employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event within 24 months following a change in control, he will receive a severance payment, paid in a single lump sum, equal to his Accrued Obligations plus three times the sum of (i) his base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and highest annual cash bonus earned for the year in which the change in control occurs or any of the three prior calendar years. In addition, if Mr. Garness elects COBRA coverage, he will be reimbursed for his monthly COBRA premium payments for up to 18 months.

For purposes of the employment agreement, “good reason” includes (i) a material reduction in Mr. Garness’ authority, duties or responsibilities, (ii) a material reduction in his salary or incentive compensation opportunities, (iii) a relocation of his principal place of employment by more than 35 miles from Home Federal Savings’ home office location, or (iv) a material breach of the employment agreement by Home Federal Savings.

Should Mr. Garness become disabled during the term of the employment agreement, he will be entitled to the Accrued Obligations plus disability benefits, if any, provided under a long-term disability plan sponsored by Home Federal Savings. If Mr. Garness dies while employed by Home Federal Savings, his beneficiaries will receive the Accrued Obligations plus any benefit payable under any life insurance program sponsored by Home Federal Savings.

Upon termination of employment (other than a termination in connection with a change in control), Mr. Garness will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his employment agreement.

Change in Control Agreement. Home Federal Savings has also entered into a change in control agreement with Kurt A. Haecker, our Executive Vice President and Chief Lending Officer.

The change in control agreement has an initial terms of three years. At least 30 days before the anniversary date of the agreement, the disinterested members of the Board of Directors must conduct a comprehensive performance evaluation of the executive and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the Board of Directors determines not to extend the term of the agreement, it must notify the executive before the applicable anniversary date and the term of the agreement will expire at the end of the current term. If a change in control occurs during the term of the change in control agreement, the term of the agreement will automatically renew for two years from the effective date of the change in control.

In the event the executive’s employment involuntary terminates for reasons other than cause, or in the event of the executive’s resignation for “good reason,” (which is defined substantially in the same manner as the term is defined in the employment agreements), during the term of the executive’s agreement, the executive will receive a severance payment, paid in a single lump sum, equal to three times the sum of (i) the executive’s base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) highest annual cash bonus earned for the year in which the change in control occurs or any of the three prior calendar years. In addition, if the executive elects COBRA coverage, the executive will be reimbursed for the executive for the monthly COBRA premium payments for up to 18 months.

Bonus Policy. Home Federal Savings follows an informal bonus policy that requires the bank to have a minimum return on assets. Once that minimum amount is achieved, 35% of any amount over that minimum is set aside in a bonus pool for employees. The bonus pool is then split between managers (35%) and senior managers (65%). The Board of Directors then reviews the bonus pool each year and determines bonuses as a percentage of wages for each employee in the pool. The Board of Directors may exercise discretion in determining and paying these bonus amounts.

Supplemental Retirement Income Plan. Home Federal Savings has established a Supplemental Retirement Income Plan for Messrs. Kunzman and Haecker (the “Supplemental Plan”). Under the Supplemental Plan, Home Federal Savings will provide an annual benefit, payable in 120 equal monthly installments, upon the executive’s retirement on or after attaining age 65. The annual benefit for Messrs. Kunzman and Haecker is $30,000 and $6,300, respectively. If an executive terminates employment prior to attaining age 65, but after attaining age 55 and completing 10 years of service, they are eligible for a reduced benefit. The reduced benefit equals the normal retirement benefit multiplied by a fraction consisting of the number of years of consecutive service over the number of years of participation had the executive worked until age 65. Upon the death of an executive prior to retirement, the executive’s beneficiary will receive 1/12th of the annual retirement income the participant would have received, payable for 180 months following the executive’s death. If the executive dies after retiring and while receiving benefits under the Supplemental Plan, the remaining benefits will continue to be paid to the executive’s beneficiary or estate in the same amount and over the same period the executive would have received the payments.

401(k) Plan. Home Federal Savings maintains the 401(k) Plan. The named executive officers are eligible to participate in the 401(k) Plan on the same terms as other eligible employees. Eligible employees become participants in the 401(k) Plan and may make salary deferrals and, for certain participants, receive matching contributions under the plan after completing one month of service with the bank.

Under the 401(k) Plan, a participant may elect to defer, on a pre-tax basis, the maximum amount of compensation permitted by the Internal Revenue Code (the “Code”). For 2026, the salary deferral contribution limit is $24,500, provided, however, that a participant over age 50 may contribute an additional $8,000 to the 401(k) Plan for a total of $32,000. In addition to salary deferral contributions, Home Federal Savings currently makes matching contributions at the level of 100% of the participant’s salary deferral on the first 5% of the participant’s compensation. The matching contribution is only made for employees who do not participate in the Pension Plan , described below. Since each of the named executive officers participate in the Pension Plan (described below), none of them receive matching contributions under the 401(k) Plan. Home Federal Savings may also make other discretionary contributions to the 401(k) Plan.

A participant is always 100% vested in his or her salary deferral contributions. A participant will vest in matching and other employer contributions at the rate of 20% per year of service, beginning after one year of service, so that a participant will become fully vested after completing five years of credited service. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed following the participant’s termination of employment. However, participants may take in-service withdrawals from the 401(k) Plan in certain circumstances, including for loans and hardships. Expenses recognized in connection with the 401(k) Plan totaled approximately $145,000 for the year ended March 31, 2026.

Defined Benefit Pension Plan. Home Federal Savings maintains a defined benefit pension plan (the “Pension Plan”) for eligible employees. Effective as of January 1, 2016, the Pension Plan was amended so that no new employees would become eligible to participate in the plan. Participants in the Pension Plan are not eligible to receive matching contributions under the 401(k) Plan. Each of Messrs. Kunzman and Haecker participates in the Pension Plan and is fully vested in their benefits under the plan.

The normal annual retirement benefit under the Pension Plan equals 2.0% of the participant’s compensation up to $600 and 2.5% of the participant’s compensation over $600, multiplied by the participant’s years of credit service (up to a maximum of 25 years). A participant who retires prior to attaining age 65 will receive a reduced benefit that is determined by multiplying their normal retirement benefits by a percentage which varies based on the number of years they retire before attaining age 65. The expense recognized in connection with the Pension Plan totaled approximately $438,000 for the year ended March 31, 2026.

Employee Stock Ownership Plan. Home Federal Savings adopted an employee stock ownership plan, effective January 1, 2023, for eligible employees. Eligible employees include employees who have attained age 21 and have completed one year of service. Employees employed as of January 1, 2023, will begin participation in the employee stock ownership plan on the later of the effective date of the employee stock ownership plan or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 330,465 shares of common stock, or 8% of the total number of shares of Central Plains Bancshares’ common stock sold in its stock offering. The employee stock ownership plan funded its stock purchase with a loan from Central Plains Bancshares equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Home Federal Savings’ contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 25-year term of the loan. The interest rate for the employee stock ownership plan loan is expected a fixed-rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the conversion and stock offering.

The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account. Shares will be released from the suspense account on a pro-rata basis as the trustee repays the loan. The trustee will allocate the shares released among the participants’ accounts based on each participant’s proportional share of compensation relative to all participants. Participants will vest in their benefit at a rate of 20% per year beginning after one year of service, such that the participants will be 100% vested upon completion of five years of credited services. Participants who were employed by Home Federal Savings immediately before the completion of the conversion and stock offering will receive credit for vesting purposes for years of service before adoption of the employee stock ownership plan. Participants also will become fully vested upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon termination from employment. The employee stock ownership plan will reallocate any unvested shares forfeited upon termination of employment among the remaining participants.

2024 Equity Incentive Plan. In 2024, stockholders approved the Central Plains Bancshares, Inc. 2024 Equity Incentive Plan (the “2024 Equity Incentive Plan”), which provides for the grant of stock-based awards to our directors and employees, including our executive officers.

The 2024 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 578,313 shares of common stock pursuant to grants of incentive and non-qualified stock options and restricted stock awards and restricted stock units. Of this number, the maximum number of shares of common stock that may be issued under the 2024 Equity Incentive Plan pursuant to the exercise of stock option is 413,081, and the maximum number of shares of common stock that may be issued as restricted stock awards or units is 165,232.

The 2024 Equity Plan is administered by the Compensation Committee consisting of at least two “Independent Board Members.” The Compensation Committee’s authority includes determining individuals who will receive awards and the time they will receive awards, determining the types and number of awards, establishing the terms, conditions, features, performance criteria, restrictions and other provisions of awards.

Employees and outside directors are eligible to receive awards under the Equity Incentive Plan. The exercise price of stock options granted under the Equity Incentive Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Compensation Committee. Stock awards under the 2024 Equity Incentive Plan are granted only in whole shares of common stock. All shares of restricted stock and all stock option grants are subject to conditions established by the Compensation Committee that are set forth in the applicable award agreement.

As of March 31, 2026, 319,924 stock options and 136,866 restricted stock awards have been granted. All such grants are subject to time-based vesting and vest over a five-year period, with 20% of the awards vesting each year. Cash dividends declared on unvested restricted stock awards will be withheld by the Company and distributed to a participant at the same time that the underlying restricted stock vests to the participant.

Practices Related to the Grant of Equity Awards. Neither the Board of Directors nor the Compensation Committee has a predetermined schedule with respect to the grant of stock options. Neither the Board of Directors nor the Compensation Committee take into account material non-public information when determining the timing or terms of equity awards, nor does the Company time disclosure of material non-public information for the purpose of affecting the value of executive compensation.

Directors’ Compensation

The following table sets forth for the year ended March 31, 2026 certain information as to the total remuneration we paid to our directors. Director fees paid to Mr. Kunzman are included in the Summary Compensation Table, above.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Daniel D. Naranjo	21,750	—	21,750
William D. Oltean	21,750	—	21,750
Russ R. Rerucha	20,000	—	20,000
Tamara L. Slater	20,000	—	20,000
Steven G. Schneider	20,000	—	20,000
Joseph P. Stump	20,000	—	20,000

As of March 31, 2026, each non-employee director had 6,609 shares of unvested restricted stock and 16,523 unvested stock options.

Director Fees. Directors of Home Federal Savings receive an annual fee of $20,000. No additional fees are paid for attending meetings of the Board of Directors or of its committees. Individuals who serve as directors of our subsidiary, First Service Corporation, also receive an annual fee of $1,750.

Each individual who serves as a director of Home Federal Savings also serves as a director of Central Plains Bancshares. Directors currently receive director fees only in their capacity as a director of Home Federal Savings.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of Central Plains Bancshares, Inc. has approved the engagement of Plante & Moran, PLLC to be our independent registered public accounting firm for the year ending March 31, 2027, subject to the ratification of the engagement by our stockholders. At the annual meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Plante & Moran, PLLC for the year ending March 31, 2027. A representative of Plante & Moran, PLLC is expected to be available during the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.

Even if the engagement of Plante & Moran, PLLC is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Central Plains Bancshares, Inc. and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Plante & Moran, PLLC during the years ended March 31, 2026 and 2025.

	Year ended March 31, 2026	Year ended March 31, 2025
Audit Fees	$177,510	$184,850
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

The Audit Committee’s current policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of the fees billed and paid during the years ended March 31, 2026 and 2025, as indicated in the tables above.

The Board of Directors recommends a vote “FOR” the ratification of Plante & Moran, PLLC as independent registered public accounting firm for the year ending March 31, 2027.

PROPOSAL III—STOCKHOLDER PROPOSAL CONCERNING THE REPURCHASE BY CENTRAL

PLAINS BANCSHARES, INC. OF SHARES OF ITS COMMON STOCK

On May 20, 2026, Stilwell Activist Investments, L.P. (“Stilwell Activist Investments”), a holder of record of shares of the common stock of Central Plains Bancshares, Inc., submitted a letter to Central Plains Bancshares, Inc. advising it that Stilwell Activist Investments intended to present a non-binding business proposal at the annual meeting, and separately advised Central Plains Bancshares, Inc. that it intended to solicit proxies for this proposal by delivering a separate proxy statement and form of proxy to at least the percentage of Central Plains Bancshares, Inc.’s voting shares required under applicable law to approve the proposal.

The proposal of Stilwell Activist Investments is as follows:

“RESOLVED, that the stockholders of Central Plains Bancshares, Inc. (the “Company”) request that the Board of Directors of the Company shall take all necessary and permissible actions to repurchase no less than 10% of the Company’s outstanding shares of common stock each and every year in which the Company’s common stock trades below book value per share. This further entails that the Company have the proper trading plan(s) in place to account for blackout periods.”

The Board of Directors makes no recommendation regarding this proposal. The Board of Directors has previously adopted a stock repurchase program for up to 5% of the outstanding shares of common stock of Central Plains Bancshares, Inc., and, subject to the receipt of any required regulatory approval or non-objection, intends to adopt a new stock repurchase program for up to 10% of the outstanding shares of common stock of Central Plains Bancshares, Inc. The new stock repurchase program, when adopted, would replace the existing stock repurchase program.

As this proposal is advisory in nature only, we would like to use this proposal as an opportunity for our stockholders to express their views on this subject. If this proposal is properly presented at the annual meeting, we will consider the voting results on this proposal in due course as well as additional input received through stockholder engagement to inform our future deliberations regarding stock repurchases.

The Board of Directors makes no recommendation regarding this Proposal.

STOCKHOLDER PROPOSALS AND NOMINATIONS

The Company’s Bylaws generally provide that any stockholder desiring to make a proposal for new business at a meeting of stockholders or to nominate one or more candidates for election as directors at a meeting of stockholders must have given timely notice thereof in writing to the Secretary of the Company. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, our Secretary must receive written notice not earlier than the 100th day nor later than the 90th day prior to the anniversary of the prior year’s annual meeting; provided, however, that in the event the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, then, to be timely, notice by the stockholder must be so received no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the tenth day following the earlier of the day notice of the meeting was mailed to stockholders or such public announcement was made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on our Board of Directors; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of our Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

The 2027 annual meeting of stockholders is expected to be held August 27, 2027. For the 2027 annual meeting of stockholders, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than May 17, 2027 and no later than May 27, 2027.

Failure to comply with these advance notice requirements will preclude such new business or nominations from being considered at the meeting.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal or nomination is received.

In order to be eligible for inclusion in the proxy materials for our 2027 annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Central Plains Bancshares, Inc.’s executive office, 221 South Locust Street, Grand Island, Nebraska 68801, no later than March 29, 2027, which is 120 days prior to the first anniversary of the date we expect to mail these proxy materials. If the date of the 2027 annual meeting of stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

In order to solicit proxies in support of director nominees other than the Company’s nominees for our 2027 annual meeting of stockholders, a person must provide notice postmarked or transmitted electronically to our executive office, 221 South Locust Street, Grand Island, Nebraska 68801, or cpbi@homefederal.com, no later than June 25, 2027. Any such notice and solicitation will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the proxy holders will act in their discretion as determined by a majority vote.

MISCELLANEOUS

A COPY OF CENTRAL PLAINS BANCSHARES, INC.’S ANNUAL REPORT FOR THE YEAR ENDED MARCH 31, 2026 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, 221 SOUTH LOCUST STREET, GRAND ISLAND, NEBRASKA 68801 OR BY CALLING (308) 382-4000.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Central Plains Bancshares, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2026 Annual Report are each available on the Internet at www.fcrvote.com/CPBI.

By Order of the Board of Directors

Lisa A. Harris
Corporate Secretary

Grand Island, Nebraska

July 20, 2026

[THIS PAGE INTENTIONALLY LEFT BLANK]

Important Notice Regarding the Internet Availability of

Proxy Materials

Central Plains Bancshares, Inc.’s proxy statement, including the notice of the annual meeting of stockholders, and the 2026 annual report to stockholders are each available on the internet at:

https://www.fcrvote.com/CPBI

FOLD IN HALF • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

WHITE PROXY

THIS WHITE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CENTRAL PLAINS BANCSHARES, INC.

The undersigned hereby appoints Dannel R. Garness, William D. Oltean, Russell R. Rerucha, Tamara L. Slater, Steven G. Schneider and Joseph P. Stump, and each of them, with full powers of substitution, in each, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at 3311 W Stolley Park Road, Grand Island, Nebraska on August 25, 2026 at 3:00 p.m. local time. The proxies are authorized to cast all votes to which the undersigned is entitled as indicated on the reverse side.

THIS WHITE PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS WHITE PROXY WILL BE VOTED “FOR” EACH OF PROPOSALS 1 AND 2 AND “ABSTAIN” FOR PROPOSAL 3. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS WHITE PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF NAMED PROXIES. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

(Continued, and to be marked, dated and signed, on the reverse side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Phone – QUICK, EASY and IMMEDIATE

24 Hours a Day, 7 Days a Week or by Mail

CENTRAL PLAINS BANCSHARES, INC.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your WHITE proxy card. Authorizations submitted electronically must be received by 11:59 p.m., Eastern Time, on August 24, 2026.

PLEASE DO NOT RETURN THE WHITE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

VOTE BY INTERNET	MOBILE VOTING	PHONE VOTING	MAIL

www.fcrvote.com/CPBI

Use the Internet to authorize your

proxy. Have your WHITE proxy card available when you access the above website. Enter your Control Number from the WHITE proxy card and follow the prompts to authorize a proxy to vote your shares.

	On your Smartphone/Tablet, open the QR Reader and scan the QR Code. Once the voting site is displayed, enter your Control Number from the WHITE proxy card and authorize a proxy to vote your shares.	(866) 402-3905 Use any phone to authorize a proxy to vote your shares. Call the number above, enter your Control Number from the WHITE proxy card and authorize a proxy to vote your shares.	Mark, sign and date your WHITE proxy card and return it in the postage-paid envelope provided.

FOLD IN HALF • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

WHITE PROXY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS 1 AND 2 AND MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 3.

1. Election of Directors	FOR	WITHHOLD	FOR ALL EXCEPT	2. The ratification of the appointment of Plante & Morgan, PLLC as the independent registered public accounting firm for the year ending March 31, 2027;	FOR	WITHHOLD	ABSTAIN
(1) Steven D. Kunzman	☐	☐	☐		☐	☐	☐

(2) Daniel D. Naranjo

(3) Francis E. Younes				3. A stockholder proposal regarding the repurchase of shares of Central Plains Bancshares, Inc.’s common stock, if properly presented at the annual meeting; and	FOR	WITHHOLD	ABSTAIN
INSTRUCTION: To withhold your vote for one or more nominees, mark “For All Except” and write the name(s) of the nominee(s) on the line below:					☐	☐	☐
such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof. ☐ Check Box if you plan to attend Annual Meeting

The undersigned hereby acknowledges receipt from the Company prior to the execution of this WHITE proxy of notice of the Annual Meeting, a Proxy Statement dated July 20, 2026 and audited financial statements.

CONTROL NUMBER

Signature_________________________________Signature, if held jointly________________________________Date______________, 2026

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign, but only one signature is required. When signing as attorney, Executor, administrator, trustee, guardian, or corporate officer, please give title as such.